UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 18, 2009

BENIHANA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (305) 593-0770

None

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 18, 2009, Taka Yoshimoto resigned as Executive Vice President – Operations and as a member of the board of directors of Benihana Inc. (the “Company”).

In connection with Mr. Yoshimoto’s resignation, on December 22, 2009, the Company entered into an agreement with Mr. Yoshimoto (the “Agreement”) which provides for, among other things, payment to Mr. Yoshimoto of $19,340 per month for twelve months commencing on January 15, 2010, and payment, on Mr. Yoshimoto’s behalf, of any premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986 applicable to Mr. Yoshimoto’s health insurance coverage until December 15, 2010.  In consideration for such payments, Mr. Yoshimoto agreed, among other things, to release the Company and its affiliates from any and all claims which Mr. Yoshimoto may otherwise have against the Company or its affiliates.  Mr. Yoshimoto has the right to revoke the Agreement until December 29, 2009.

The description of the Agreement provided above is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
10.1	Separation Agreement, Waiver and Release, dated as of December 22, 2009, between Benihana Inc. and Taka Yoshimoto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: December 24, 2009	By:	/s/ Jose I. Ortega
Jose I. Ortega
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Separation Agreement, Waiver and Release, dated as of December 22, 2009, between Benihana Inc. and Taka Yoshimoto